Exhibit 1.02

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Software	CDC Software
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com

FOR IMMEDIATE RELEASE

CDC Software Adds Six New Strategic Resellers As Part of Expansion

Plans in India

BANGALORE, India – May 25, 2010 - CDC Software Corporation (NASDAQ: CDCS), a global provider of hybrid enterprise software applications and services, today announced it added six resellers from India and surrounding countries as part of its plans to expand sales significantly in India.

The new resellers are expected to help CDC Software expand its geographic footprint in India, Sri Lanka, Bhutan and Nepal. CDC Software’s Pivotal CRM solutions are already used by some of the leading brands in India including, Bharti AXA, CIBIL, Max New York Life Insurance, and TTK Services.

The new resellers for CDC Software’s solutions are:

•	Datasisar will resell CDC eCommerce in India;

•	EZone International will resell CDC Pivotal CRM and CDC Ross ERP in Bhutan and Nepal;

•	Nector Consultancy Services will resell CDC Ross ERP in India to the process manufacturing markets;

•	Providence Network and Solutions will resell CDC Pivotal CRM in Sri Lanka;

•	Sunbridge Software Services will resell Ross ERP in India to its primary market in pharmaceutical manufacturing; and

•	UMG will resell CDC Ross ERP in India to its primary market in government.

CDC Software is also in negotiations with Ranal Software to establish a reseller relationship for CDC Factory, a manufacturing operations management system, to the manufacturing markets including automotive, in India.

As part of its Strategic Cloud Investment Partner Program (SCIPP), CDC Software recently announced its investment in eBizNET, a leading provider of software-as-a-service (SaaS) supply chain execution solutions, and its strategic partnership where both companies are expected to resell each other’s products. eBizNET and its 7Hills consulting affiliate have a significant presence in India already. Under SCIPP, CDC Software plans to make minority investments in, and form strategic reselling partnerships with, companies offering cloud-based or point solutions which complement its enterprise solutions portfolio.

“We believe India holds dynamic growth opportunity for the enterprise software market and we expect these new strategic resellers and our partnership with eBizNET will make a significant impact to our sales goals there in the next few years,” said Nagaraja Prakasam, managing director for South and Southeast Asia, CDC Software. “These new partners are expected to help open up new markets for our products in India and surrounding countries. Given our success with our Pivotal CRM products in India, we expect our other products to have similar success as we believe they meet the needs of this region. We also are interested in investing in innovative cloud companies located in India or that have a strong presence here, as we did with our SCIPP investment in e-BizNET. With our sales strategy, along with our formidable product engineering operations in this country, we expect India will become a source for significant revenue-generation in the years ahead.”

About CDC Software

CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a hybrid enterprise software provider of on-premise and cloud deployments. Leveraging a service-oriented architecture (SOA), CDC Software offers multiple delivery options for their solutions including on-premise, hosted, cloud-based Software as a Service (SaaS) or blended-hybrid deployment offerings. CDC Software’s solutions include enterprise resource planning (ERP), manufacturing operations management, enterprise manufacturing intelligence, supply chain management (demand management, order management and warehouse and transportation management), e-Commerce, human capital management, customer relationship management (CRM), complaint management and aged care solutions.

CDC Software’s recent acquisitions are part of its “acquire, integrate, innovate and grow” strategy. Fueling the success of this strategy is the company’s global scalable business and technology infrastructure featuring multiple complementary applications and services, domain expertise in vertical markets, cost effective product engineering centers in India and China, a highly collaborative and fast product development process utilizing Agile methodologies, and a worldwide network of direct sales and channel operations. This strategy has helped CDC Software deliver innovative and industry-specific solutions to 8,000 customers worldwide within the manufacturing, distribution, transportation, retail, government, real estate, financial services, health care, and not-for-profit industries. For more information, please visit www.cdcsoftware.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to our plans for expansion in India and the expected and potential benefits thereof to the company’s business and financial performance; our expectations regarding the potential benefits of engaging these resellers and their performance; our beliefs regarding the opportunities represented by the Indian market and the potential impact on our revenues in the future; our beliefs regarding the potential benefit of our acquisition strategy in India; our expectations regarding our continued expansion in the Indian region and other countries, our beliefs about the competitive and market position of CDC Software, the Indian market in general, our penetration thereof, and growth opportunities in that area; our beliefs regarding the Indian enterprise software market, our expectations regarding the resumption of an acquisition business strategy, our expectations regarding our ability to attain future expansion, our beliefs regarding these resellers’ reselling efforts for our products, and other statements that are not historical fact, the achievement of which involve risks, uncertainties and assumptions. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the conditions of the enterprise software market in India, the ability of CDC Software and products to address the business requirements of the market, demand for and market acceptance of technology, as well as: (a) the ability to realize strategic objectives by taking advantage of market opportunities in India; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations in our companies; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the ability to develop and market successful products and services; (f) the entry of new competitors and their technological advances; (g) the need to develop, integrate and deploy enterprise software applications to meet customer’s requirements; (h) the possibility of development or deployment difficulties or delays; and (i) the performance of our contractual partners and their compliance with the terms of their agreements with us. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements that speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.